Exhibit 10.7

EXCLUSIVE LICENSE AND CONSULTING AGREEMENT

This Exclusive License and Consulting Agreement (the “Agreement”) is entered into by and between CorMedix, a Delaware limited liability company (the "Company"), and Hans-Dietrich Polaschegg (the “Consultant”) as of this 30 day of January, 2008 (the “Effective Date”).  Exhibit A includes definitions of terms used but not otherwise defined within the body of this Agreement, and Exhibit A and such definitions shall be incorporated by reference to this Agreement.

BACKGROUND

1.             Consultant is the owner of (i) the Gel Lock Invention, and (ii) the Treatments Invention.

2.             Consultant had entered into that certain Exclusive License and Consulting Agreement (the “Original Agreement”) with ND Partners, LLC (“NDP”), dated April 29, 2005 and NDP assigned all rights, title and interest to the Original Agreement to Company in connection with the License and Assignment Agreement entered into between NDP and Company.  Consultant and Company agree that this Agreement replaces, in its entirety, the Original Agreement.
3.             The Company wishes to license the Assets from Consultant on an exclusive worldwide basis, and Consultant wishes to grant an exclusive worldwide license in the Assets to the Company.

4.             The Company wishes to receive consulting services from Consultant, and Consultant wishes to provide consulting services to the Company.

AGREEMENT

    In consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

I.             LICENSE.

1.           License Grant; Defense and Ownership.

(a)         Consultant hereby grants to the Company a License to the Assets.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(b)         The Company agrees to timely file and pursue, with respect to the Inventions, patent applications, divisionals, and/or continuations-in-part in Japan and the United States, to the extent patent protection is available in each of these countries.  The Company shall be responsible for seeking all necessary approvals for the Assets and shall defend the Assets from third party infringement.  Any award collected from enforcing rights against any third-party infringers shall be split between Company and Consultant after deduction of costs for collecting the award at the ratio [*].  The Company shall be responsible for taking all actions necessary to maintain, preserve and protect its interests in the Assets, including, without limitation, timely filing any registrations, documents or certificates with the appropriate governmental authorities and paying all required fees in connection therewith.  The Company shall own any and all regulatory submissions, including all applications and associated government licenses, approvals, and certificates relating to the Assets.  The Company shall, at its sole expense, use Commercially Reasonable Efforts, itself or through the activities of its Sublicensees and Affiliates, to perform the Development and secure the Marketing Authorizations for Licensed Products.  The Company’s Development program shall include preclinical and clinical development of Licensed Products, including research and development, manufacturing, and laboratory and clinical testing throughout the Term of the License.  Specifically, Company intends to [*].  The Company shall, at its sole expense, promptly following receipt of the necessary Marketing Authorizations, use Commercially Reasonable Efforts to, itself or through the activities of its Sublicensees and Affiliates, promote , market, sell and commercialize thereafter, Licensed Product.

(c)         Consultant shall not at any time do or cause to be done any act or thing challenging, contesting, impairing, invalidating, or tending to impair or invalidate any of the Company’s rights in the Assets or any registrations derived from such rights.

2.           Initial Payment.  In consideration of the License granted hereunder, the Company shall pay to Consultant an aggregate of U.S. $5,000 within thirty (30) days after the date of this Agreement.

3.           Royalty Payments.

(a)         The Company shall pay Consultant royalty payments (the “Royalty Payments”) with respect to products sold by the Company, any of its Affiliates or any of their respective partners if the use, manufacture or sale of Assets contained within such product is covered by or encompassed within the scope of one or more claims contained in a then unexpired patent of an Invention as outlined in Table 1.

(A) equal to	(C) of Net Sales if cumulative Net Sales exceed	(D) and are not more than
[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Table 1

The Royalty Payments shall be paid at the rate set forth in column (A) of Table 1 for Product or Products sold anywhere in the world.  The calculation of Net Sales is performed using the factors in Table 2 specified for various territories.

Case I	Case II	Case III
[*]
Table 2

Case I: [*]
Case II: [*]
Case III: [*]

(b)  Royalties may also be additionally reduced if, Company determines, after consultation with counsel, that it is reasonably necessary to obtain a third party license to patent rights to avoid infringement thereof by a product embodying the Gel Lock Invention (such third party patent rights “Blocking Rights”).
  The reduction in the royalties paid to Polaschegg may be reduced by an additional [*]% of the aggregate amount paid by Company to third parties for Blocking Rights.
The Treatments Invention shall not have a reduction of royalties based on additional patented features.

(c)
The Royalty Payment shall be paid in United States dollars by the Company within [*] following the end of each calendar quarter (the first such quarter to be that in which royalties first accrue) in an amount equal to the Royalty Payment accruing during that calendar quarter measured in currency of the country in which sales shall have been made by the Company, its Affiliates or their respective partners and converted into United States dollars at such country’s official banker’s rate in effect on the last day of such calendar quarter.  The Royalty Payment shall be accompanied by reports which shall indicate the sales by the Company, its Affiliates and their respective partners for the previous calendar quarter and shall show the amount of the Royalty Payment due with sufficient information to enable confirmation by Consultant.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Examples of Royalty Payment Calculations are outlined in Exhibit B.

If a dispute arises regarding the royalty payment and the calculation of the royalty payment, the company shall continue to pay royalties without using reductions pending resolution.  The dispute shall be settled according to Section 7 - Arbitration.  Any resulting payments made at the wrong rate shall be corrected by future royalty payments.  Failure to pay within sixty days at the end of each calendar quarter constitutes a breach of the contract by the Company.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

4.           Minimum Royalty Payments.

Minimum Royalty Payments will be paid on the inventions within rates already defined.  If new IP is developed and applied to the inventions then the Minimum Royalty Payment will be adjusted according to the table below.  The Minimum Royalty Payments will not be additive, the highest Minimum Royalty Payment for a particular year shall be paid and the Minimum Royalty Payment will continue until the last patent expires.  Minimum Royalty Payments shall cease to be paid upon the first commercial sale of Invention, only if royalties from commercial sales exceed Minimum Royalty Payments.

New Minimum Royalty Payments
Royalty for Calendar year	Gel Lock Patent	Taurolidine Treatment Patent	Example: First New development to inventions Assume it filed in 2009	Example: Second New development to inventions Assume it filed in 2010
[*]
Table 3
Note: Starting year of each patent is the year patent filed in any country (Priority date)

(c)         Notwithstanding anything to the contrary in this Agreement, the Company shall no longer be obligated to make any Royalty Payment or other payment with respect to any Assets as to which the applicable patents have expired.

5.           Representations and Warranties.  Consultant hereby represents and warrants to the Company that:

(a)         Except for the rights previously transferred to the Company, Consultant is the exclusive owner of, and has good, valid and marketable title to the Assets, free and clear of all mortgages, pledges, charges, liens, security interests, or other encumbrances or agreements, has the right to use without payment to a third party all of the Assets and has the right to license the Assets to the Company pursuant to the terms of this Agreement.  No claim is pending or, to Consultant’s knowledge, threatened against Consultant to the effect that (i) Consultant’s right, title and interest in and to the Assets is reduced, invalid or unenforceable by Consultant or that any of the Assets infringes, misappropriates, dilutes or otherwise violates the rights of a third party, or (ii) challenging Consultant’s ownership or use of, or the validity, enforceability or registerability of the Assets and, to the knowledge of Consultant, there is no reasonable basis for a claim regarding any of the foregoing.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(b)         There exists no prior act or current conduct or use by Consultant or any third party that would void or invalidate any of the Assets, and Consultant has not brought or threatened a claim against any person (i) alleging infringement, misappropriation, dilution or any other violation of the Assets, or (ii) challenging any person’s ownership or use of, or the validity, enforceability or registerability of, any Assets and, to the knowledge of Consultant, there is no reasonable basis for a claim regarding any of the foregoing.

  (c)           None of the Assets infringes or is alleged to infringe any patent, trademark, service mark, trade name, copyright or other proprietary right of any third party or is a derivative work based on the work of any other person.

6.           Company may terminate the licensing agreement of an Asset by giving 60 days notice.  If the Company terminates the licensing agreement of an Asset then the rights associated with such asset shall revert back to Consultant.  In this case the Consultant has the right to terminate the Consulting Services.  Consultant may terminate the licensing agreement of an Asset if no product has been made available to the market eight years after the Effective Date or the priority date of any new patent, whatever is later. Consultant may terminate the licensing agreement and/or the Consulting Services upon the material breach of this Agreement by Company, provided that such breach has not been cured by Company within sixty days of receipt of notice from Consultant that Company is in breach.  In the event Consultant terminates this Agreement, all rights of the Assets will revert to Consultant.

II.            CONSULTING SERVICES.

1.           Services.  From time to time, the Company may request Consultant to perform Services on its behalf.  If the Company requests Services from Consultant not related to the Antimicrobial and Vascular Access Space, Consultant shall not be obligated to perform such services but may, in his discretion, perform such services on such terms and conditions as mutually agreed to between the Company and Consultant.  In the event the Company requests Consultant to perform Services on its behalf and such requested Services may conflict with other obligations of Consultant, then Consultant shall immediately notify the Company of such conflict, and the parties shall then work together in good faith to resolve such conflict in a mutually beneficially manner to permit Consultant, without violating any obligations to any other party, to perform such Services.  The parties shall work together in good faith to set reasonable deadlines and to communicate regularly to measure progress and to adjust priorities, as may be necessary or appropriate from time to time.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

2.           Time Commitment.  Consultant agrees to make himself available to the Company to perform the Services for at least thirty (30) days each calendar year during the Consulting Period.  Company agrees to pay the equivalent of at least thirty (30) days each calendar year to Consultant.

3.           Compensation of Consultant.  The Company shall pay Consultant 200 Euros per hour for Services consisting of scientific work, 250 Euros per hour for Services consisting of legal work (which shall include, without limitation, Services provided with respect to infringement cases and serving as an expert witness) or such other compensation mutually agreed to between the Company and Consultant.  Consultant shall be reimbursed by the Company for all reasonable and bona fide business expenses which are pre-approved by the Company.  Any request for reimbursement shall be accompanied by proper receipts for the reimbursable amounts.

4.           Non-Competition.  During the term of this Agreement and the Non-Compete Period, Consultant shall not engage in any business that competes, directly or indirectly, with the business of the Company with respect to the Assets or with any other idea, invention or activity within the Antimicrobial and Vascular Access Space.  Consultant may, however, pursue ideas, inventions or activities with respect to New Ideas to which the Company has waived or not exercised in Right of First Refusal (as defined herein) in accordance with this Agreement.  Consultant agrees and acknowledges that the restrictions set forth in this paragraph are reasonable and necessary to protect legitimate business interests of the Company and that payments to be made to Consultant hereunder are in consideration of such restrictions and other rights transferred to the Company hereunder.

5.           Non-Solicitation. Consultant agrees that until the end of the Non-Compete Period, Consultant (whether as a partner, shareholder, member, owner, officer, director, employee, principal, agent, creditor, trustee or consultant of any entity or otherwise) will not, without the prior written consent of the Company, directly or indirectly, (a) induce or attempt to influence any employee, consultant or contractor of the Company or any of its subsidiaries to leave their employ, (b) hire or contract with any person who is an employee, consultant or contractor of Company or any of its subsidiaries, (c) aid or agree to aid any competitor, customer or supplier of Company or any of its subsidiaries in any attempt to hire any person who shall have been employed with Company or any of its subsidiaries within the eighteen month period preceding such requested aid, or (d) induce or attempt to influence any person or business entity who was a customer, supplier or partner of Company or any of its subsidiaries during any portion of the Non-Compete Period to transact business with a competitor of the Company or any of its subsidiaries.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

6.           Non-Disclosure.  Consultant acknowledges that his relationship with the Company is one of high trust and confidence in that in the course of his service to the Company, he will have access to and contribute to confidential and proprietary information of the Company.  Consultant agrees to hold in confidence and not to directly or indirectly reveal, publish, disclose, or transfer any of the Confidential Information to any person or entity without the prior written consent (which shall include approval given via email) of the Company.  Consultant agrees not to utilize Confidential Information for any purposes, except in the course of Consultant’s rendering of services to the Company.  Any and all materials furnished to Consultant by the Company or relating to the business of the Company shall be returned to the Company upon the Company’s request.  Consultant understands that the Company is now, and may hereafter be subject to, non-disclosure or confidentiality agreements with third parties that require the Company to protect and/or refrain from the use of confidential or proprietary information of such third parties in accordance with the terms set forth therein.  As directed by the Company, Consultant hereby agrees to be bound by, and hereby becomes bound to, the terms of such agreements in the event that Consultant has access to the confidential and proprietary information of such third parties.

7.           Assignment and Disclosure of Developments.  If at times during the Consulting Period, Consultant shall (either alone or with others), while performing Services for the Company, make, conceive, create, discover, invent or reduce to practice any invention, idea, composition, method, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, trade secret or intellectual property right whatsoever or any interest therein, whether or not patentable or registrable under patent, copyright, trademark or similar statutes or subject to analogous protection (herein called “Developments”), and if said “Developments” are directly related to the Assets then:

(i)          such Developments and the benefits thereof are and shall immediately become the sole, exclusive and absolute property of the Company and its successors and assigns, as “works made for hire” or otherwise to the fullest extent permissible by law;

(ii)         Consultant shall promptly disclose to the Company (or any persons designated by it) each such Development;

(iii)        as may be necessary to ensure the Company’s ownership of such Developments, Consultant hereby assigns any rights (including, but not limited to, any patents, copyrights and trademarks) he may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its successors and assigns without further consideration or compensation (other than royalties and other amounts to be paid pursuant to this Agreement);

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(iv)        Consultant shall communicate, without delay, and without disclosing to others the same, all available information relating thereto (with all necessary documentation, code, specifications, plans and models) to the Company; and

(v)         Consultant shall assist the Company in all respects in obtaining, maintaining and securing any patent, copyright and/or other statutory or non-statutory protection which may be obtained for the foregoing as the Company may request and hereby assigns to the Company all rights and interests in and to any such patents, copyrights and other protection.

(vi)        Company will compensate Consultant for these efforts according to the agreed consulting rate and royalty payments due under this Agreement.

8.           Cooperation in Perfecting Rights to Developments.  Consultant will, during and after the Consulting Period, at the request and sole cost of the Company, promptly sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require:

(a)         to apply for, obtain, register and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights, trademarks or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

(b)         to defend any judicial, opposition or other proceedings in respect of such applications and any judicial, opposition or other proceedings or petitions or applications for revocation of such letters patent, copyright, trademark or other analogous protection.

In the event the Company is unable, after reasonable effort, to secure Consultant’s signature on any application for letters patent, copyright or trademark registration or other documents regarding any legal protection relating to a Development, whether because of Consultant’s physical or mental incapacity or for any other reason whatsoever, Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and in Consultant’s behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by Consultant.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

9.           No Violation of Rights of Third Parties.  Consultant hereby represents that Consultant is not a party to, or bound by the terms of, any agreement with any third party which conflicts with this Agreement, including requiring Consultant to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of Consultant’s consulting engagement with the Company or to refrain from competing, directly or indirectly, with the business of such third party.  Consultant further represents that the performance of all the terms of this Agreement and Consultant’s performance as a consultant of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Consultant in confidence or in trust prior to Consultant’s engagement as a consultant by the Company, and Consultant will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any third party.  Consultant has not entered into, and Consultant agrees not to enter into, any agreement, either written or oral, in conflict with the terms of this Agreement.

10.         Right of First Refusal.  If Consultant conceives of a New Idea expanding or competing with the ideas laid out in the Assets during the Consulting Period and the Company is interested in obtaining a license to such New Idea, Consultant shall first offer to license the New Idea to the Company and the parties shall work together in good faith towards the successful negotiation of such a license.

11.         Indemnification.  In cases where any loss or damage results from or arises out of any misrepresentation, any non-fulfillment of any representation, responsibility, covenant or agreement on the part of either party hereto, or such party’s negligence or misconduct (including but not limited to cases where a third party initiates a claim, suit, judgment, or cause of action against the other party) (collectively, the “Indemnifying Party”), the Indemnifying Party shall be solely liable for, and shall indemnify, defend, and hold harmless the other party and his or its Affiliates, strategic partners, managers, members, successors and assigns from any such claims, suits, judgments, causes of action, losses, or damages, and shall pay reasonable attorneys' fees, costs and expenses incident thereto; provided, however, in no event shall either party to this Agreement be liable for any amounts in excess of payments actually made to Consultant pursuant to this Agreement.  For purposes of clarity, this paragraph II.11 shall not apply in cases where the Indemnifying Party’s liability arose from or relates to actions taken or not taken at the instruction of the other party hereto and such indemnifying party takes or omits to take such action while using his or its best efforts in furtherance thereof.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

12.         Taxes and Legal Authority.  The parties acknowledge and agree that under this Agreement, Consultant is and remains an independent contractor and in no way is or shall become an employee or agent of the Company or its Affiliates either under the laws of the United States of America, Austria or any other state, country or territory.  Consultant is not the legal representative of the Company for any purpose whatsoever (unless the Company, in writing, specifically authorizes Consultant to so act), and Consultant shall not have the power to bind or obligate the Company for any purpose whatsoever.  Consultant agrees that he has and shall retain sole responsibility for all employment taxes and insurance and all income taxes and related taxes due under either the laws of the United States or any of its political subdivisions or the laws of Austria or any of its political subdivisions or taxes due or payable in any other state, country, or territory.  The Company shall have the right to withhold taxes from payments to Consultant if required to do so by either United States law or Austrian law or by any international treaty.

13.         Consultant Rights.  Notwithstanding anything to the contrary contained herein, Consultant shall have the right to write and publish papers regarding the Assets and speak publicly about the Assets, provided, however, during the consulting period Consultant shall deliver to the Company at least 30 days prior to publication a copy of any proposed publication or writing relating to the Assets and the Company shall have the right to review and approve the contents of such publication or writing with respect to the Assets to ensure that the speculations and/or conclusions in such publication or writing (a) are in line with the Company’s interests and, (ii) do not violate any provision of this Agreement.   This limitation does not apply to information available in the public domain or data already generated prior to the Effective Date.

14.         Freedom to Conduct Business Unimpaired.  Consultant acknowledges and agrees that the Company, its Affiliates and their respective partners shall be free to pursue their respective business goals and that Net Sales may be affected thereby.  This Agreement shall not be deemed to impose any express or implied obligation on the Company, its Affiliates or their respective partners to maximize Net Sales for all or any portion of any period with respect to which amounts may be payable hereunder or to impair the freedom of the Company, its Affiliates or their respective partners to conduct their respective businesses as they deem appropriate.

III.           MISCELLANEOUS.

 1.          Injunctive Relief.  Each of the parties hereto acknowledges that any remedy at law for breach of the other party’s covenants under this Agreement will be inadequate and, accordingly, in the event of any breach or threatened breach of this Agreement, the non-breaching party shall be entitled, in addition to all other remedies, to injunctive relief restraining any such breach, without any bond or other security being required.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

2.           Non-Waiver.  No delay or omission by either party hereto in exercising any right under this Agreement shall operate as a waiver of that or any other right.  A waiver or consent given by either party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

3.           Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and Consultant.

4.            Assignment.  This Agreement and the rights and duties appertaining hereto may not be assigned by either party without first obtaining the written consent of the other party, which consent shall not be unreasonably withheld. Any such purported assignment without the written consent of the other party shall be deemed null and void.  Notwithstanding the foregoing, either party may assign this Agreement without the consent of the other party (i) to a purchaser, merging, or consolidating corporation, or acquirer of all or substantially all of the other party’s assets or business (or that portion thereof to which this Agreement relates) and/or pursuant to any reorganization of the party or (ii) to an Affiliate of the party.
 .

5.           Entire Agreement.  This Agreement contains the entire understanding between the parties regarding the subject matter hereof and supersedes, replaces and takes precedence over any prior understanding or oral or written agreement between the parties respecting the subject matter of this Agreement.  There are no representations, agreements, arrangements, nor understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

6.           Severability.  In the event any provision of this Agreement shall be held invalid, the same shall not invalidate or otherwise affect in any respect any other term or terms of this Agreement, which term or terms shall remain in full force and effect.

7.           Arbitration. The parties agree that any claim or dispute arising out of or relating to this Agreement, its performance, or alleged breach which is not disposed of by agreement of the parties shall be finally settled by binding arbitration in Brussels in accordance with the Rules of Arbitration of the ICC as presently in force by a single, impartial arbitrator, chosen mutually by the parties hereto. The arbitrator shall have no jurisdiction to award punitive damages. Any award in such arbitration shall be in writing in English specifying the factual and legal basis therefor and shall be final and binding upon the parties, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The costs of an arbitrator (including any required travel and lodging expenses of the arbitrator) shall be borne one-half (1/2) by each party to the arbitration.  All other expenses and costs incurred in connection with an arbitration hearing or proceeding shall be paid by the party incurring such expenses or costs.  The procedures described in this Section III.7 shall be the exclusive manner for any party hereto to seek enforcement or interpretation of the terms of, or to resolve any dispute under, this Agreement.  Notwithstanding anything to the contrary in this Section III.7, the Company shall be permitted to enforce its rights under Section III.1 in any court having jurisdiction.  The parties hereto consent to the jurisdiction of any court located in London, England for purposes of Section III.1 hereof and for purposes of enforcing an arbitration award entered into accordance herewith.  This Agreement shall be governed and construed by the laws of  London, England and any arbitrator shall render any decision in accordance with such laws.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

8.           Interpretation.  If any restriction set forth in this Agreement is found by any court of competent jurisdiction or arbitrator to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

9.           The Product will carry information in the package insert and User manual stating the patent numbers which cover the product.

* * * * *

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

COMPANY:

CorMedix Inc.

/s/ Bruce Cooper

Name: Bruce Cooper
Its: CEO

CONSULTANT:

/s/ Hans-Dietrich Polaschegg
Hans-Dietrich Polaschegg

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

DEFINITIONS

Breach and the like shall mean:

(a)         the Company fails to make a Royalty Payment or any other royalty payment required to be made by the Company to Consultant hereunder;

(b)         the Company fails to make any filing or payment required to keep an Asset current within the extended period allowed; or

(c)         the Company does not file and pursue patent applications, divisionals, and/or continuations-in-part for each Invention in each of the United States, Japan, and the European Five, to the extent patent protection is available in each of these countries (including all possible extensions of time).

“Affiliate” shall mean any partnership, corporation, other legal entity or person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

“Antimicrobial and Vascular Access Space” shall mean: (a) composition, methods, and designs that provide or enhance antimicrobial protection for medical devices and/or fluid conduits for vascular access, (b) treatments, formulations, and methods of use comprising Taurolidine, and not including (x) any improved and/or novel vascular access devices and methods, work or method used for hydraulical or mechanical characterization of access devices, e.g., hydraulic resistance, residence time, flow, flow distribution, mechanical dimensions and strength, or (y) any work or method for characterizing fistulas, grafts, blood vessels, detecting stenosis in or blood loss from blood vessels or extracorporeal circuits).

“Assets” shall mean the Inventions, together with (A) all developments, know-how, and other intellectual property rights, including but not limited to all trademarks, copyrights and patents relating thereto, that relate to or derive from the Inventions for any application, such as catheter lock gels, microbiology test data and so forth, and (B) the Developments.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

“Commercially Reasonable Efforts” - means, with respect to Development and Commercialization, the carrying out of obligations or tasks using efforts and resources, including reasonably necessary personnel, equivalent to the efforts that a similarly situated biotechnology or pharmaceutical company (as the case may be) would typically devote to a product of similar market potential, profit potential and strategic value and at a comparable stage in development or product life resulting from its own research efforts with a view toward optimizing the economic potential of the Licensed Product, based on conditions then prevailing and taking into account issues of safety and efficacy, product profile, difficulty in developing the Licensed Product, market  size and conditions, competition, the patent or other proprietary position of the Licensed Product, the regulatory structure involved and the potential profitability of the Licensed Product marketed or to be marketed.

“Confidential Information” means information or material proprietary to the Company or designated as confidential by the Company, which Consultant develops or of which he may obtain knowledge or access to as a result of his relationship with the Company.  This includes information originated, discovered, or developed in whole or in part by Consultant under this Agreement and includes, but is not limited to the following types of information and other information of a similar nature (whether or not reduced to writing): business plans, methods and practices of doing business, financial information and terms and conditions of current contractual relations with customers and/or suppliers, pricing information, and customer and supplier lists.  Confidential Information also includes any information which the Company treats as proprietary or designates as confidential, whether or not owned or developed by the Company.

“Consulting Period” shall mean the period commencing on the date of this Agreement and terminating on the third anniversary hereof.

“Gel Lock Invention” shall mean the U.S. patent application #20040156908 titled “Prevention of Indwelling Device Related Infection: Composition and Methods”, together will all divisionals, continuations-in-part and all other associated U.S. and foreign applications filed or to be filed in connection therewith.

“Inventions” shall mean the Gel Lock Invention and the Treatments Invention, collectively, and each of the Inventions shall be an “Invention”.

“License” shall mean an exclusive, worldwide, perpetual, non-terminable, fully paid-up (subject to royalties  and terms described in this Agreement) license to the Assets to practice, make, use, offer to sell, sell, design, reproduce, market, display, operate, transfer or dispose of the Assets.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

“Net Sales” shall mean the invoiced price of a Product sold commercially by the Company, its Affiliates or any of their strategic partners minus all discounts, allowances, returns, rebates, transportation costs, shipping costs, insurance charges, duties, value-added taxes and sales taxes.  The invoiced price of Products sold by the Company, its Affiliates or any of their respective strategic partners to any of its or their respective Affiliates for the purpose of resale by such party shall not be included in Net Sales, but the resale of such Products by such parties shall be included in Net Sales.

“New Idea” shall mean any idea, composition, method, modification, discovery, design, development, improvement, process, technique, know-how or intellectual property in the field of or related to the Antimicrobial and Vascular Access Space developed, conceived of or created outside of the consulting relationship between Consultant and the Company, and to which no third party (other than Consultant) has any rights.

“Non-Compete Period” shall mean a period commencing on the date hereof and continuing for six (6) months after the later of (a) the termination of this Agreement, or (b) the latest date on which the Company is obligated to make a Royalty Payment or any other royalty payment hereunder.

“Services” shall include, without limitation, providing research and development assistance on catheter lock gels, sepsis treatments, and other potential products that may be derived from the Assets, producing embodiments of such potential products, providing advice and assistance with respect to maintenance of the Assets, using reasonable best efforts to obtain, protect and enforce all legal protections for inventions relating to the Assets and assisting the Company with its development, marketing and sales of products and services in the Antimicrobial and Vascular Access Space.

“Treatments Invention” shall mean the provisional U.S. patent application filed on April 28, 2004 titled “Taurolidine Formulations and Delivery: Therapeutic Treatments and Antimicrobial Protection against Bacterial Biofilm Formation”, together with patent applications, divisionals, continuations-in-part, and all other associated U.S. and foreign applications filed or to be filed.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

Royalty Payment Calculations and Sample Example

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.